SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

January 18, 2007

FALCON NATURAL GAS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50229	98-0403897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Westchase Center, 2500 City West Blvd, Suite 300, Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 267-2240

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Effective January 23, 2007, Falcon Natural Gas Corp., a Nevada corporation (the “Company”) and Saul Shimon Deutsch, the sole Director of the Company, entered into an Executive Employment Agreement attached hereto as Exhibit 99.1 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Deutsch shall be employed by the Company as Chief Financial Officer with an annual salary of $196,000.

Effective January 18, 2007, the Company and Tovey & Company, LLC (“Tovey & Company”) entered into a Consulting Agreement attached hereto as Exhibit 99.2 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Tovey & Company shall be retained as a business consultant for a term of one (1) year at a monthly rate of $25,000.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibit No. Description

Exhibit	Description	Location

Exhibit 99.1	Executive Employment Agreement, effective January 23, 2007, by and between Falcon Natural Gas Corp. and Saul Shimon Deutsch	Provided herewith

Exhibit 99.2	Consulting Agreement, effective January 18, 2007, by and between Falcon Natural Gas Corp. and Tovey & Company, LLC	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2007	FALCON NATURAL GAS CORP.

By: /s/ Saul Shimon Deutsch
Name: Saul Shimon Deutsch
Title: Director